Advanced Aerodynamics & Structures, Inc.
                                   Form 10K-SB
                 Statement Re: Computation of Per Share Earnings


                                      For the Year Ended     For the Year Ended
                                       December 31, 1995      December 31, 1996

Loss before extraordinary item            ($1,688,000)          ($2,446,000)

Extraordinary loss on retirement
 of Bridge Notes                                                   (942,000)

Net loss                                  ($1,688,000)          ($3,388,000)

Weighted average number of Class B
 Common Stock shares outstanding            2,000,000             2,000,000

Common stock equivalents from the
 issuance of Bridge Warrants computed
 using the treasury stock method            1,400,000             1,047,000

Weighted average number of Class A
 Common Stock shares outstanding                                    499,000

                                            3,400,000             3,546,000

Loss per share before extraordinary           ($0.50)               ($0.69)
 item

Extraordinary loss per share on
 retirement of Bridge Notes                                          (0.27)

Net loss per share                            ($0.50)               ($0.96)